UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Paladin Realty Income Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT AND NOTICE

OF

2008 ANNUAL STOCKHOLDERS MEETING

10880 Wilshire Boulevard, Suite 1400 Los Angeles, California 90024 April 30, 2008

To our Stockholders:

It is our pleasure to invite you to attend our 2008 Annual Meeting of Stockholders, or the “2008 Annual Meeting,” which will be held on Thursday, June 19, 2008, at our headquarters at 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024. The 2008 Annual Meeting will start at 10:00 a.m., local time.

The ballot for the 2008 Annual Meeting, to which this proxy statement relates, includes: (1) a company proposal for the election of seven persons to serve on our board of directors until the 2009 Annual Meeting and until their successors are duly elected and qualify; and (2) ten company proposals to amend certain provisions of the Company’s Articles of Amendment and Restatement (the “Charter”). We also plan to transact such other business as may properly come before the 2008 Annual Meeting and any adjournments or postponements thereof. Our board of directors has fixed the close of business on April 21, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the 2008 Annual Meeting or any adjournment or postponement thereof. If you will need special assistance at the 2008 Annual Meeting because of a disability, please contact Whitney Greaves at (310) 996-8770.

Please note that you will need to show that you are a stockholder of Paladin Realty Income Properties, Inc. to attend the 2008 Annual Meeting. Your admission card is included with this proxy statement, and you will need to bring that card with you to the 2008 Annual Meeting, together with valid picture identification. If your shares are held in the name of your broker or another nominee, or if you received your proxy materials electronically, then you also will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification. You will be able to attend the 2008 Annual Meeting only if you have either an admission card or proof that you own Paladin REIT stock.

Whether or not you plan to attend our 2008 Annual Meeting, you can make certain that your shares are represented at the meeting by promptly completing, signing and returning the enclosed proxy card in the preaddressed envelope provided or by authorizing your proxy using the telephone or Internet.

Thank you for your support.

Sincerely,

/s/ JAMES R. WORMS
James R. Worms
President and Chief Executive Officer

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Time:	10:00 a.m., local time, on Thursday, June 19, 2008

Place:	10880 Wilshire Boulevard, Suite 1400 Los Angeles, California 90024

Items of Business:

(1) To elect seven directors.

(2) To approve ten proposals to amend certain provisions of the Charter, including amendments relating to:

(a)     Specific Powers and Authority of the Board of Directors as provided in Sections 5.1(b)(xvi) and 6.6(a);

(b)     Election, Vacancies, Resignation or Removal of Directors as Provided in Sections 5.2(c) and (d) and 5.6;

(c)     Suitability Standards as provided in Section 6.7(a);

(d)     Removal of Restriction on Appraisal Rights as provided in Section 8.3;

(e)     Removal of Certain Investment Limitations as provided in Section 10.4;

(f)      Limitation of Liability of Directors and Officers as provided in Section 12.2;

(g)     Indemnification as provided in Section 12.3(b);

(h)     Amendments to the Charter, as provided in Article XIII;

(i)      Duration of the Company as provided in Section 15.2; and

(j)      Certain miscellaneous, non-substantive items necessary to give effect to one or more of the foregoing amendments.

(3) To transact other business properly coming before the 2008 Annual Meeting or any adjournment or postponement thereof.

Who Can Vote:	You can vote if you were a stockholder of record of our common stock, par value $.01 per share, as of the close of business on April 21, 2008, the record date.

Annual Report:	A copy of our 2007 annual report on Form 10-K, which is not part of the proxy soliciting material, is enclosed.

Date of Mailing:	This notice and the accompanying proxy statement are first being mailed to stockholders on or about Wednesday, April 30, 2008.

Proxy Voting:	Your vote is very important. Whether or not you plan to attend our 2008 Annual Meeting, you can make certain that your shares are represented at the 2008 Annual Meeting by promptly completing, signing and returning the enclosed proxy card in the preaddressed envelope provided or by authorizing your proxy using the telephone or Internet. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

By Order of the Board of Directors

/s/ MICHAEL B. LENARD

Michael B. Lenard

Executive Vice President, Secretary and Counselor

i

ABOUT THE MEETING

What am I voting on?

You will be voting on the following:

•	To elect seven directors;

•	To approve ten amendments to our Charter; and

•	To transact such other business as may properly come before the 2008 Annual Meeting or any adjournment or postponement thereof.

No cumulative voting is authorized, and dissenter’s rights are not applicable to the matters being voted upon.

Who is entitled to vote?

You may vote on each matter properly brought before the 2008 Annual Meeting if you owned our common stock, par value $.01 per share, as of the close of business on April 21, 2008, the record date. Each share of common stock is entitled to one vote, including whole shares purchased through our distribution reinvestment plan. As of April 21, 2008, we had 3,030,264 shares of common stock outstanding including shares of restricted stock held by our independent directors.

How do I vote if I do not plan to attend the 2008 Annual Meeting?

Whether or not you plan to attend the 2008 Annual Meeting, you can arrange for your shares to be voted at the 2008 Annual Meeting by completing, signing and returning the enclosed proxy card in the preaddressed envelope provided to you or by authorizing your proxy using the telephone or the Internet. Please see the enclosed materials for additional details.

Can I vote at the 2008 Annual Meeting?

You may vote your shares at the 2008 Annual Meeting if you attend in person and the shares are registered in your name. If your shares are held in the name of your broker or another nominee, you may not vote the shares at the 2008 Annual Meeting unless you obtain a signed proxy from the record holder. Even if you plan to attend the 2008 Annual Meeting, we encourage you to vote your shares by completing, signing and returning the enclosed proxy card.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The election of directors is a routine matter.

If you do not provide voting instructions to your brokerage firm, then the brokerage firm may either: (1) vote your shares on routine matters, or (2) leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the 2008 Annual Meeting.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the 2008 Annual Meeting and determining the outcome of the vote on routine matters.

A brokerage firm cannot vote customers’ shares on non-routine matters. Therefore, if your shares are held through a brokerage account and you do not authorize a proxy, then your shares will not be voted on non-routine matters. These broker “non-votes” are counted for purposes of establishing a quorum; however, they are neither counted as votes cast for nor votes cast against a non-routine matter presented for stockholder consideration. The Company’s ten proposed amendments to the Charter are non-routine matters and broker “non-votes” will have the effect of votes against the amendments to our Charter.

Can I change my vote after I return my proxy card?

You may change your vote at any time before the polls close at the 2008 Annual Meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the 2008 Annual Meeting, (2) providing a written notice to Michael B. Lenard, Executive Vice President, Secretary and Counselor, revoking your proxy, or (3) voting in person at the 2008 Annual Meeting.

ABOUT THE MEETING

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned, but do not contain instructions, will be voted “For” the election of the director nominees named on pages 4 - 6 of this proxy statement and “For” the amendments to the Company’s Charter.

How can I attend the 2008 Annual Meeting?

The 2008 Annual Meeting is open to all holders of our common stock. To attend the 2008 Annual Meeting, you will need to bring evidence of your stock ownership. Your admission card is included with this proxy statement, and you will need to bring it with you to the 2008 Annual Meeting, together with valid picture identification.

May stockholders ask questions at the 2008 Annual Meeting?

Yes. Representatives of Paladin Realty Income Properties, Inc., which we refer to as the “Company” or “Paladin REIT” throughout this proxy statement, will answer stockholders’ questions of general interest at the end of the 2008 Annual Meeting. In order to give a greater number of stockholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the 2008 Annual Meeting?

Your shares are counted as present at the 2008 Annual Meeting if you attend the 2008 Annual Meeting in person or if you properly return the enclosed proxy card. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of April 21, 2008 must be present in person or by proxy at the 2008 Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the 2008 Annual Meeting.

How many votes are needed to elect directors?

Each nominee must receive the “For” vote from a majority of the shares represented at the 2008 Annual Meeting in order to be elected. A proxy card marked “Withhold Authority” for a nominee will have the same effect as a vote against that nominee. Abstentions will also have the effect of votes against the nominees.

How many votes are needed to approve each proposed amendment to the Company’s Charter?

Each Company proposal to amend the Charter must receive the “For” vote of a majority of the shares outstanding in order to be approved. Abstentions and broker non-votes will have the effect of votes against the proposed Charter amendments.

Can my shares be voted on matters other than those described in this proxy statement?

Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the 2008 Annual Meeting other than as indicated in this proxy statement. However, if any other item or proposal properly comes before the 2008 Annual Meeting, then the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

BOARD OF DIRECTORS INFORMATION

What is the makeup of the board of directors and how often are members elected?

Our board of directors currently has seven members, all seven of whom are up for re-election at the 2008 Annual Meeting. Each director stands for election each year. Although our shares are not listed on the New York Stock Exchange (“NYSE”) or any other national securities exchange, our board of directors has determined that the following members of our board of directors are independent under the NYSE rules: Harold H. Greene, Harvey Lenkin, Michael L. Meyer and Christopher H. Volk. In addition, we have determined that these directors are independent pursuant to the definition of independence in the North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, which we refer to as the “NASAA Guidelines.”

Are any directors not standing for re-election?

No. Each of the current members of our board of directors is standing for re-election.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies voted in favor of the original nominee will be voted for a substitute director nominated by the board of directors.

How often did the board meet in fiscal 2007?

In fiscal 2007, the board of directors met four times and acted by written consent five times. Each director attended at least 75% of the meetings of the board and of the committees of which he was a member in fiscal 2007.

Does Paladin REIT have a policy with regard to board members’ attendance at annual meetings?

Our directors may but are not required to attend our annual stockholders meeting. None of our directors attended our 2007 Annual Meeting of Stockholders.

ELECTION OF DIRECTORS, DIRECTOR BIOGRAPHIES

(Item 1 on the proxy card)

Who are this year’s nominees?

The directors standing for election this year to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualify are:

James R. Worms, age 62, has served as our President and Chief Executive Officer and also as one of our directors since October 2003. Mr. Worms is also the President of Paladin Realty Advisors, LLC, which we refer to as “Paladin Advisors,” and the Chairman and Chief Executive Officer of Paladin Realty Partners, LLC, which we refer to as “Paladin Realty.” Paladin Realty is our sponsor and the managing member of Paladin Advisors.

Prior to joining the predecessor of Paladin Realty in 1995, Mr. Worms was a Managing Director of Salomon Brothers, where he co-managed the firm’s worldwide real estate investment banking activities. In this capacity, he was involved in real estate investment and advisory transactions totaling billions of dollars, including extensive experience in all types of commercial and residential real estate. Prior to joining Salomon Brothers, Mr. Worms was a principal at Eastdil Realty, Inc. where he directed Eastdil’s Western Region partnership investment operations. Before joining Eastdil, Mr. Worms worked as a Certified Public Accountant at Coopers & Lybrand. Mr. Worms has served on the board of directors for MeriStar Hospitality Corporation, a publicly traded real estate investment trust focused on the lodging industry, from August 1998 until its acquisition by an affiliate of The Blackstone Group in May 2006. Mr. Worms has been a member of various industry organizations including the Pension Real Estate Association, the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute.

Mr. Worms graduated from UCLA with a Bachelor’s degree in Economics and from The Anderson School of Management at UCLA with a masters degree in Business Administration. Mr. Worms also received a law degree from Hastings College of Law.

Michael B. Lenard, age 52, has served as our Executive Vice President, Secretary and Counselor and also as one of our directors since October 2003. Mr. Lenard is also an Executive Vice President and Counselor of Paladin Advisors and a Senior Managing Director, Counselor and a management committee member of Paladin Realty.

Prior to joining the predecessor of Paladin Realty in 1993, Mr. Lenard was a partner in the international law firm of Latham & Watkins, working in its Corporate Department with a special emphasis on private investment funds, international joint ventures and other private and closely held transactions and structures. He has been a member of various industry organizations, including the Urban Land Institute.

Mr. Lenard has served in a variety of leadership positions in Olympic and international sport for over twenty years. He served for eight years as a Vice President of the United States Olympic Committee, or the “USOC,” and on the Board of Directors of the Atlanta Committee for the Olympic Games. More recently, he served as the Chair of the USOC’s Key Strategies Task Force and as the Special Advisor for Business Affairs to the USOC President. Currently, he is one of twenty worldwide members of the Swiss-based international body that oversees and operates the court that adjudicates Olympic and international sports disputes. A 1984 Olympian, in addition to other competitive honors and medals, Mr. Lenard was a seven time National Champion in Team Handball and Team Handball Athlete of the Year for 1985 and USOC SportsMan of the Year in Team Handball in 1985.

Mr. Lenard attended New York University Law School and University of Southern California Law School, and graduated from the latter with a Juris Doctor degree and was a member of the Order of the Coif and Law Review. He graduated with distinction from the University of Wisconsin with a Bachelor’s degree in Business Administration in both Accounting and Finance, where he was inducted into the Phi Kappa Phi and Beta Gamma Sigma national scholastic honor societies.

John A. Gerson, age 59, has served as our Chief Financial Officer and an Executive Vice President and also as one of our directors since February 2004. He is also an Executive Vice President and Chief Financial Officer of Paladin Advisors and Chief Financial Officer, a Senior Managing Director and a management committee member of Paladin Realty.

Prior to joining Paladin Realty in 1999, Mr. Gerson was Chief Financial Officer of Kohlberg Kravis Roberts & Co., or “KKR,” a major management buyout firm with more than $10 billion in invested equity capital, from 1985 to 1996. He was responsible for KKR’s banking and financing needs, the firm’s reporting systems, senior liaison contact with investors and management of the firm’s treasury and general partners’ investments. From 1982 to 1985, he was Vice President and Deputy Controller of Societé Generale’s U.S. operations, directing all financial accounting and reporting systems of their U.S. business unit. From 1980 to 1982, he was Chief Financial Officer of Wells Fargo Bank International, a $500 million multi-branch international banking subsidiary of Wells Fargo International Bank. Mr. Gerson started his career as Assistant Controller and Assistant Vice President of Irving Leasing Corporation, an equipment leasing and financing subsidiary of Irving Trust Company, after serving as an audit supervisor for Peat, Marwick, Mitchell & Co.

Mr. Gerson is a trustee of Pace University and a member of the American Institute of Certified Public Accountants and the New York State and New Jersey Society of Certified Public Accountants. He graduated from Pace University with a Bachelor’s degree in Business Administration.

Harold H. Greene, age 69, has served as one of our directors since February 2004. Mr. Greene is a retired Managing Director of Commercial Real Estate for Bank of America, where he held responsibility for lending to commercial real estate developers in California, from 1998 to June 2001. Prior to joining Bank of America, Mr. Greene served from 1990 to 1998 as an Executive Vice President with Seafirst Bank, where he was responsible for real estate lending for the Northwest and for managing a real estate portfolio comprised of approximately $2 billion in assets. Mr. Greene is a director of William Lyon Homes, a builder of new luxury and single family home communities in California, Nevada and Arizona. Mr. Greene is also a director of Grubb & Ellis Company.

Mr. Greene graduated from UCLA with a Bachelor’s degree in Political Science. Mr. Greene has also studied at the Northwestern University Mortgage Banking School and the Southwest Graduate School of Banking at Southern Methodist University.

Harvey Lenkin, age 71, has served as one of our directors since February 2004. Mr. Lenkin served as President and Chief Operating Officer and as a director of Public Storage, Inc. from November 1991 until his retirement on June 30, 2005. He continues to serve as a director of Public Storage, Inc. Public Storage, Inc. is a real estate investment trust that primarily acquires, develops, owns and operates storage facilities. Mr. Lenkin has been employed in various capacities by Public Storage, Inc. for 26 years. Since March 1998, Mr. Lenkin has been a director of PS Business Parks, Inc., an affiliate of Public Storage, Inc. that is a real estate investment trust that acquires primarily industrial, office, retail and flex properties. Mr. Lenkin was President of PS Business Parks, Inc. from 1990 until March of 1998. Mr. Lenkin has served a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc.

Mr. Lenkin graduated from UCLA with a bachelor’s degree in education.

Michael L. Meyer, age 69, has served as one of our directors since February 2004. Mr. Meyer is a private real estate investor and since October 1999 has been the Chief Executive Officer of Michael L. Meyer Company, which is a principal of and/or manager of real estate entities and provides those entities with property acquisition financing and management services and advice. Since June 2006, Mr. Meyer has also been a principal in AMG Realty Investors, LLC, a commercial real estate investment company. From 2000 to 2003, Mr. Meyer was a principal in Advantage 4 LLC, a provider of telecommunications systems for real estate projects. From 1974 to 1998, Mr. Meyer was Managing Partner—Orange County with E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP and its predecessor. Mr. Meyer is a director of City National Bank and City National Corporation.

Mr. Meyer was inducted into the California Building Industry Foundation Hall of Fame in June of 1999 for outstanding achievements in the real estate industry and community. Mr. Meyer was also the recipient of the University of California Irvine Graduate School of Management Real Estate Program Lifetime Achievement Award. Mr. Meyer is a graduate of the University of Iowa.

Christopher H. Volk, age 51, has served as one of our directors since February 2004. Mr. Volk is President and Chief Executive Officer and a director of Spirit Finance Corporation, a Scottsdale, Arizona-based real estate investment trust that specializes in providing financing for single tenant, operationally-essential real estate, which he co-founded in 2003. Since September 2005, Mr. Volk has also served as Chief Executive Officer of Spirit Finance Corporation. In August 2007, Spirit Finance Corporation was acquired through a merger with Redford Merger Co., which is owned by a consortium of investors including Macquarie Bank Limited, Kaupthing Bank hf, and other independent equity participants. From 1986 until August 2001, Mr. Volk was President and Chief Operating Officer and a member of the board of directors of Franchise Finance Corporation of America, a NYSE-listed real estate investment trust that focused on providing real estate financing to multi-unit operators of chain restaurants, convenience stores and automotive services and parts outlets, and from August 2001 to December 2002 served as Chief Operating Officer of its successor, GE Franchise Finance.

Mr. Volk has been widely published in areas of finance, credit analysis and evaluation and has frequently served as a guest lecturer and conference speaker. Mr. Volk graduated from Washington and Lee University with a Bachelor’s degree and from Georgia State University with a Masters degree in Business Administration.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE

DIRECTORS

EXECUTIVE OFFICER

BIOGRAPHIES

Whitney A. Greaves, age 44, has served as our Chief Operating Officer since May 2007. Ms. Greaves also serves as a Vice President of Paladin Advisors and a Managing Director of Paladin Realty.

Prior to joining Paladin Realty in 1995, Ms. Greaves was a First Vice President and Portfolio Manager for First Nationwide Bank in San Francisco. During her seven year tenure with First Nationwide, her responsibilities included management and disposition of portfolios of non-performing loans and real estate assets. Ms. Greaves was also responsible for restructuring tax-exempt bond financings and credit enhancement facilities with the Federal Home Loan Bank and Fannie Mae, resolving complex construction and partnership litigation disputes and managing several environmental remediation projects. Ms. Greaves has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute. Ms. Greaves graduated from the University of Redlands with a Bachelor’s degree in Economics and Political Science.

William K. Dunbar, age 48, has served as our Chief Investment Officer since May 2007. Mr. Dunbar is also a Vice President of Paladin Advisors and a Managing Director of Paladin Realty.

Prior to joining Paladin Realty in 1998, Mr. Dunbar was a Senior Vice President of Greystone Realty Corp., where he acquired residential and commercial real estate totaling several hundred million dollars, and originated and managed a joint venture development fund. Mr. Dunbar began his career as a Real Estate Loan Officer for Chemical Bank in New York. He has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute. Mr. Dunbar graduated from Cornell University with a Bachelor’s degree and from the J.L. Kellogg Graduate School of Management at Northwestern University with a Masters degree in Management.

BOARD OF DIRECTORS COMMITTEES

What are the committees of the board?

Our board of directors has the following committees:

NAME OF COMMITTEE AND MEMBERS	PRIMARY FUNCTIONS OF THE COMMITTEE	NUMBER OF MEETINGS/ CONSENT ACTIONS IN FISCAL YEAR 2007
Audit Committee (1): Michael L. Meyer (chairman) Harold H. Greene Harvey Lenkin Christopher H. Volk	Pursuant to our Audit Committee charter, our Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The Audit Committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our Audit Committee charter, the Audit Committee will always be comprised solely of independent directors.	4

Corporate Governance Committee (2): Christopher H. Volk (chairman) Harold H. Greene Harvey Lenkin

Our board of directors has established a Corporate Governance Committee. The Corporate Governance Committee is responsible for:

•     oversight of board and committee composition and practices;

•     our corporate governance practices;

•     reviewing the selection criteria for directors and reviewing the selection of nominees to serve as directors;

•     evaluating the performance of the board;

•     developing, reviewing, evaluating and making recommendations to the board with respect to corporate governance; and

•     other relevant policies and procedures.

Under our Corporate Governance Committee charter, the Corporate Governance Committee will always be comprised solely of independent directors.

		1

(1)	Paladin REIT has a separately designated Audit Committee established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended. Our board of directors has determined that all of the Audit Committee members are independent within the meaning of the applicable Securities and Exchange Commission (“SEC”) rules. Even though our shares are not listed on the NYSE, our board of directors has determined that all of the Audit Committee members are independent under the NYSE rules for purposes of the proxy rules. Our board of directors has determined that Mr. Meyer is an Audit Committee financial expert within the meaning of applicable SEC rules.
(2)	Even though our shares are not listed on the NYSE, our board of directors has determined that all of the Corporate Governance Committee members are independent under the NYSE rules for purposes of the proxy rules. Our Corporate Governance Committee also met in 2008 to nominate the candidates appearing in this proxy statement to serve as directors of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our 2005 Independent Director Incentive Stock Plan, as of December 31, 2007.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:
Independent Director Incentive Stock Plan	12,000	$0	48,000
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	12,000	$0	48,000

(1)	On March 21, 2006, we granted 3,000 restricted shares of common stock to each of our four independent directors pursuant to our 2005 Independent Director Incentive Stock Plan. One-third of the independent director restricted stock will vest on each of the first three anniversaries of December 2, 2005, the date that we reached our minimum offering.

EXECUTIVE COMPENSATION

We currently have no employees. Our day-to-day management functions are performed by Paladin Advisors, LLC, and related affiliates. Our executive officers are all employees of Paladin Advisors and our sponsor, Paladin Realty Partners, LLC. We do not pay any of these individuals for serving in their respective positions. See “Certain Relationships and Related Transactions” below for a discussion of fees paid to Paladin Advisors and other affiliated companies.

DIRECTOR COMPENSATION - FISCAL YEAR 2007

The following table sets forth the compensation paid to our independent directors in 2007.

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation	Total ($)
Harold H. Greene	36,500	N/A	36,500
Harvey Lenkin	38,000	N/A	38,000
Michael L. Meyer	35,000	N/A	35,000
Christopher H. Volk	33,500	N/A	33,500

(1)	The amounts shown in this column include cash payments for attendance at Board and committee meetings and annual cash retainers.

We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each board or committee meeting attended. If board members attend more than one meeting on any day, we will only pay such person $2,000 for all meetings attended on such day. We will also pay our independent directors a fee of $500 for each conference call they participate on pursuant to our request. Upon initial election to the board, we grant each independent director 3,000 shares of restricted stock. One-third of the independent director restricted stock will vest on each of the first three anniversaries of the date of grant. We have reserved 60,000 shares of common stock for stock grants to be granted to the independent directors pursuant to our Independent Director Incentive Stock Plan, which we refer to as the “incentive stock plan.” All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. Our independent directors participate in the consideration of director compensation.

On March 21, 2006, we granted 3,000 restricted shares of common stock to each of our four independent directors pursuant to our 2005 Independent Director Incentive Stock Plan. One-third of the independent director restricted stock will vest on each of the first three anniversaries of December 2, 2005, the date that we reached our minimum offering.

AUDIT COMMITTEE REPORT, INDEPENDENCE AND AUDIT FEES

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Michael L. Meyer, who is the Chair, Harold H. Greene, Harvey Lenkin and Christopher H. Volk.

Our board of directors has determined that Mr. Meyer is an Audit Committee financial expert within the meaning of applicable SEC rules.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter adopted by our board that sets forth the committee’s responsibilities and duties, as well as requirements for the committee’s composition and meetings. The Audit Committee charter is available on our website at www.paladinREIT.com.

What is the relationship between the Audit Committee, our management and the independent registered public accounting firm?

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. However, the Audit Committee is not professionally engaged in the practice of accounting or auditing, and its members are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

Who is the Company’s independent registered public accounting firm?

KPMG LLP is the Company’s independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the 2008 Annual Meeting, with the opportunity to make a statement if they choose to do so, and will be available to respond to appropriate questions from our stockholders.

What has the Audit Committee done with regard to our audited financial statements for fiscal 2007?

The Audit Committee has:

•	reviewed and discussed the audited financial statements with our management;

•	been provided with management’s representation to the Audit Committee that the our financial statements have been prepared in accordance with generally accepted accounting principles; and

•

discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Has the Audit Committee considered the independence of the Company’s registered public accounting firm?

The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the committee has discussed with KPMG LLP that firm’s independence.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2007?

Based upon and in reliance on the representations of and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Has the Audit Committee reviewed the fees paid to the independent auditors?

The Audit Committee has reviewed and discussed the fees paid to KPMG LLP during fiscal 2007 for audit and non-audit services, which are set forth in this proxy statement under “Fees Paid to Independent Registered Public Accounting Firms,” and has determined that the provision of the non-audit services are compatible with the firm’s independence.

Is the Audit Committee required to pre-approve all services provided by the independent registered public accounting firm?

Pursuant to its charter, the Audit Committee must pre-approve all audit and non-audit services to be performed by the independent auditors and will not approve any services that are not permitted by SEC rules.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Michael L. Meyer, Chair

Harold H. Greene

Harvey Lenkin

Christopher H. Volk

AUDIT COMMITTEE INDEPENDENCE

Our board of directors has determined that each member of the Audit Committee is independent within the meaning of the applicable SEC rules. Even though our shares are not listed on the NYSE, our board of directors has also determined that all of the independent members of our board of directors are independent under the NYSE rules.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Paladin REIT and/or Paladin Advisors incurred the following fees relating to services provided by KPMG LLP.

Audit Fees

Audit services (annual financial statement audit, quarterly reviews and registration statements) aggregated to $276,000 and $224,300 in 2007 and 2006, respectively.

Audit-Related Fees

None.

Tax Fees

We paid KPMG approximately $63,000 and $48,150 for tax services in 2007 and 2006, respectively. Approximately $38,000 and $30,050 of these fees were related to tax compliance and $25,000 and $18,100 were related to tax consulting in connection with our acquisitions in 2007 and 2006, respectively.

All Other Fees

None.

CORPORATE GOVERNANCE COMMITTEE

Christopher H. Volk is the chairman and Harold H. Greene and Harvey Lenkin are members of our Corporate Governance Committee. We have posted the Corporate Governance Committee’s charter on our website at www.paladinREIT.com. Even though our shares are not listed on the NYSE, our board of directors has also determined that all of the independent members of our board of directors are independent under the NYSE rules.

The Corporate Governance Committee assists the board in fulfilling its corporate governance duties by providing oversight of board and committee composition and practices, providing oversight of the Company’s corporate governance practices and developing and recommending other relevant policies and procedures. The Corporate Governance Committee is responsible for: (1) oversight of board and committee composition and practices; (2) corporate governance practices; (3) reviewing the selection criteria for directors and the selection of nominees to serve as directors; (4) evaluating the performance of the board; and (5) developing, reviewing, evaluating and making recommendations to the board with respect to corporate governance issues.

The Corporate Governance Committee establishes criteria for evaluating persons to be nominated for election to our board of directors and its committees. Pursuant to our Charter, nominees to our board of directors must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the types of assets to be acquired by us, and at least one independent director must have three years of direct experience in acquiring or managing the type of real estate assets to be acquired by us. We do not set additional specific criteria for directors but believe that candidates should show evidence of leadership in their particular field, have broad experience and the ability to exercise sound business judgment, possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time.

The Corporate Governance Committee has not adopted a specific policy regarding the consideration of stockholder director nominees, but its general policy is to welcome future nominees recommended by stockholders. Stockholders who wish to recommend individuals for consideration by the Corporate Governance Committee to become nominees for election to our board of directors may do so by submitting a written recommendation to Paladin Realty Income Properties, Inc., Attention: Investor Relations, 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any) for the Corporate Governance Committee to consider. The Corporate Governance Committee does not intend to alter the manner in which it evaluates nominees based on whether or not the nominee was recommended by a stockholder.

The Corporate Governance Committee’s process for selecting nominees begins with an evaluation of the performance of incumbent directors and a determination of whether our board of directors or its committees have specific unfulfilled needs. The Corporate Governance Committee then considers nominees identified by the Committee, other directors, our executive officers and stockholders, and in the future the Committee may engage a third party search firm to assist in identifying candidates. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the board of directors and its committees.

The Corporate Governance Committee then selects nominees to recommend to our board of directors, which considers and makes the final selection of director nominees and directors to serve on its committees.

STOCK OWNERSHIP

The following table shows, as of April 15, 2008, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) each of our directors, (2) each of our executive officers and (3) all of our directors and executive officers as a group. As of April 15, 2008, there were no beneficial owners of more than 5% of our outstanding common stock. The percentages of common stock beneficially owned are based on 3,011,590 shares of our common stock outstanding as of April 15, 2008.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number of Common Shares	Percentage of Class
James R. Worms (3)	577	*	%
Michael B. Lenard	—	—
John A. Gerson	—	—
Harold H. Greene (4)	3,402	*	%
Harvey Lenkin (4)	3,402	*	%
Michael L. Meyer (4)	3,402	*	%
Christopher H. Volk (4)	3,402	*	%
All directors and executive officers as a group (3)(4)	14,185	*	%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of our common stock.
(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	The address of each person listed is c/o Paladin Realty Income Properties, Inc., 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024.
(3)	Represents 577 shares of common stock owned directly by Paladin Realty Partners, LLC. James R. Worms, as President and Manager of Paladin Realty, may be deemed to be the beneficial owner of these shares of common stock.
(4)	Includes 3,000 shares of restricted stock that were granted under our independent director incentive stock plan as of March 21, 2006. Forfeiture conditions lapse with respect to one-third of the restricted stock each year on each of first three anniversaries of December 2, 2005, the date that we reached the minimum offering. Also includes 577 shares of common stock owned directly by Paladin Realty Partners, LLC as described in note 3 above.

GENERAL

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We currently do not have a compensation committee of our board of directors because we do not plan to pay any compensation to our officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In our prospectus dated April 6, 2007, as amended, or our “Prospectus,” we previously disclosed that our initial public offering would expire on or before February 23, 2008, which is the three-year anniversary of the commencement of that offering. However, we have determined to extend our initial public offering beyond February 23, 2008, as permitted pursuant to the Securities and Exchange Commission’s Rule 415, as promulgated under the Securities Act of 1933, as amended. Specifically, we are extending the term of our initial public offering until the earlier to occur of: (i) the date upon which our new registration statement on Form S-11, originally filed on October 23, 2007, and subsequently amended, becomes effective with respect to our follow-on offering; or (ii) August 21, 2008, which is the date that is 180 days after February 23, 2008. There are certain differences in the terms of the initial public offering and the follow-on offering, including certain fees and expenses we are obligated to pay. This proxy statement describes the terms, including, without limitation, the fees and expenses, that relate to our initial public offering, some of which will change when our follow-on offering becomes effective.

Paladin Realty Advisors, LLC

Paladin Realty Advisors, LLC, which we refer to as “Paladin Advisors,” is our advisor and, as such, supervises and manages our day-to-day operations and selects our real estate and real estate related investments, subject to oversight by our board of directors. Paladin Advisors also provides marketing, sales and client services on our behalf. Paladin Advisors was formed on October 31, 2003 and is an affiliate of our sponsor, Paladin Realty Partners, LLC. All of our officers and directors, other than our independent directors, are officers of Paladin Advisors and officers, limited partners and/or members of Paladin Realty and other affiliates of Paladin Advisors.

We pay Paladin Advisors the following pursuant to an advisory agreement:

•

We reimburse organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Paladin Advisors or Paladin Realty Securities, LLC, our current dealer manager, for all marketing related costs and expenses, including but not limited to, expenses relating to registering and marketing and organization costs, travel and entertainment expenses, technology costs and expenses attributable to the offering, and payment or reimbursement of bona fide due diligence expenses. As of December 31, 2007, Paladin Advisors had paid $4,354,293 of organization and offering costs on our behalf.

•

We reimburse the actual cost of goods and services used by us and obtained from entities not affiliated with Paladin Advisors, including brokerage fees paid in connection with the purchase and sale of securities.

•

We reimburse administrative services, including personnel costs; provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which Paladin Advisors receives a separate fee.

•

We pay Paladin Advisors acquisition expenses incurred related to the selection and acquisition of real property investments and real estate related investments, whether or not acquired, consisting of up to 0.5% of (1) the contract price for a property acquired directly or through a joint venture; or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance.

•

We pay Paladin Advisors acquisition and advisory fees consisting of 2.75% of (1) the contract price for a property acquired directly or through a joint venture; or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance. As of December 31, 2007, Paladin Advisors was entitled to $277,935 in acquisition and advisory fees related to our investments.

•

We pay Paladin Advisors an annual asset management fee that is payable monthly in an amount equal to one-twelfth of 0.6% of (1) the purchase price for a property acquired directly or through a joint venture; or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance. Paladin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and for the management of real estate related investments.

General and Administrative Expenses

As of December 31, 2007, Paladin Advisors and its affiliates had incurred $1,499,043 in general and administrative expenses on our behalf.

2%/25% Rule

Pursuant to the advisory agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. We will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income (the “2%/25% Rule”), and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under general accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin Realty Income Properties, L.P. (“Paladin OP”).

Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, we will send our stockholders written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates. During the Expense Period ended December 31, 2007, our operating expenses, including expenses incurred on our behalf by Paladin Advisors and its affiliates, exceeded the 2%/25% Rule by $151,210. In accordance with the advisory agreement, we recognize on a quarterly basis amounts not exceeding the 2%/25% Rule.

Ownership Interest

On November 26, 2003, Paladin Realty, an affiliate of Paladin Advisors, purchased 500 shares of common stock for an aggregate of $5,000 and was admitted as our initial stockholder. On October 31, 2003, we formed Paladin Realty Income Properties, L.P. On November 26, 2003, we and Paladin Advisors each made initial capital contributions to Paladin OP of $5,000. We used the proceeds from our sale of stock to Paladin Realty to make such capital contribution to Paladin OP.

On June 23, 2004, Paladin Advisors made an additional capital contribution to Paladin OP of $195,000, such that its aggregate capital contribution is $200,000. As of December 31, 2007, Paladin Advisors holds a 0.8% limited partnership interest, and Paladin REIT holds a 99.2% general partnership interest in Paladin OP.

Paladin Advisors’ ownership interest in Paladin OP entitles it to a subordinated participation interest in addition to its right to participate with other limited partners on a proportionate basis in distributions to limited partners. The subordinated participation interest entitles Paladin Advisors to receive a cash distribution under the three circumstances (1) Subordinated Distribution of Net Sales Proceeds—Payable only if Paladin REIT is not listed on a national securities exchange and Paladin Advisors is serving as Paladin REIT’s advisor and after Paladin Advisors has made distributions in an amount necessary to provide our stockholders with a return of the total capital raised plus an 8% return; (2) Subordinated Distribution Upon Listing—Payable only if Paladin REIT is listed on a national securities exchange; and (3) Subordinated Distribution Upon Termination—Payable upon termination of Paladin Advisors as Paladin REIT’s advisor (other than for cause) only if Paladin REIT has not paid the Subordinated Distribution Upon Listing.

Dealer Manager

The current dealer manger for our initial public offering of common stock is Paladin Realty Securities, LLC (“Paladin Securities”), a wholly owned subsidiary of Paladin Advisors. Paladin Securities is a licensed broker-dealer registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”).

As the dealer manager for the offering, Paladin Securities is entitled to certain dealer manager fees, sales commissions and reimbursements relating to the offering. Our dealer manager agreement with Paladin Securities provides for the following compensation:

•	Selling Commissions—7.0% of gross offering proceeds from sales to the public, all of which may be reallowed to participating broker-dealers, and 4.0% in distribution reinvestment plan.

•

Dealer Manager Fee—2.5% of gross offering proceeds, a portion of which may be reallowed to participating broker-dealers. The dealer manager fee will not be charged on shares sold under our distribution reinvestment program. We reimburse the actual cost of goods and services used by us and obtained from entities not affiliated with Paladin Advisors, including brokerage fees paid in connection with the purchase and sale of securities.

•

Expense Reimbursement—we will reimburse the dealer manager and participating broker-dealers for bona fide due diligence expenses, not to exceed 0.5% of gross offering proceeds in the aggregate. These due diligence expenses will not include legal fees or expenses or out-of-pocket expenses incurred in connection with soliciting broker-dealers to participate in this offering. We will also reimburse our dealer manager for legal fees and expenses, travel, food and lodging for employees of the dealer manager, sponsor educational meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars.

Borrowing Policies

We may not borrow money from any of our directors or from Paladin Advisors and its affiliates unless such loan is approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. As of April 24, 2008, there were no loans outstanding to affiliates.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership on Forms 3, 4 and 5. Officers, directors and greater than 10% beneficial owners are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon our review of the copies of such forms that we received, and written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that during the fiscal year ended December 31, 2007 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

POLICIES REGARDING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In order to reduce or eliminate certain potential conflicts of interest, our Charter and our advisory agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with Paladin Advisors, our directors or their respective affiliates. The types of transactions covered by these policies are described in detail in our Prospectus under the heading “Conflicts of Interest—Certain Conflict Resolution Restrictions and Procedures.” Each of the restrictions and procedures that applies to transactions with Paladin Advisors and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Paladin Advisors and its affiliates. Under the restrictions, these transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction.

We have also adopted a Code of Business Conduct & Ethics that applies to each of our officers and directors and each of the officers, managers, principals and real estate professionals of Paladin Realty Partners, LLC and Paladin Realty Advisors, LLC (the “Covered Persons”). The Code of Business Conduct & Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the Covered Persons, Paladin Realty, Paladin Advisors and their affiliates. A copy of the Code of Business Conduct & Ethics is available on our website at www.paladinREIT.com. A waiver of the Code of Business Conduct & Ethics requires approval by a majority of the independent directors of our board of directors that are not otherwise interested in the transaction with respect to real property transactions, issuance of preferred stock and certain investment opportunities. A waiver of any other provision of the Code of Business Conduct & Ethics requires approval by a majority of the members of our Audit Committee.

PROPOSED AMENDMENTS TO THE COMPANY’S CHARTER

(Items 2(a) through 2(j) on the proxy card)

Why is the Company proposing the ten amendments to the Company’s Charter?

In connection with our pending follow-on offering of our common stock, certain states have required us to seek amendments to our Charter as a condition to clearing us to offer and sell securities in such states. We have further determined that certain amendments are necessary to comply with the NASAA Guidelines and applicable provisions of Maryland law, the state in which we are organized. On March 25, 2008, our board of directors adopted resolutions authorizing each of the ten proposed amendments to our Charter and recommending the submission of the amendments for stockholder approval at our 2008 Annual Meeting.

Each proposed Charter amendment is described below. The underscored and deleted language reflects the proposed changes. A form of the amendment to our Charter, marked to reflect the proposed changes under Proposals 2(a) through 2(j), including any necessary conforming changes thereto, is attached to this proxy statement as Annex A. This summary of the proposed amendments to our Charter is qualified in its entirety by reference to Annex A.

PROPOSAL 2(A)

SPECIFIC POWERS AND AUTHORITY OF THE BOARD OF DIRECTORS AS PROVIDED IN SECTIONS 5.1(B)(XVI) AND 6.6(A)

This first proposed amendment to our Charter would amend Sections 5.1(b)(xvi) and 6.6(a), which state that the board of directors may authorize and declare the payment of dividends to stockholders, to clarify that the board of directors of the Company may authorize the Company to declare and pay dividends to stockholders. Under the laws of the State of Maryland, the board of directors authorizes the payment of dividends, whereas the Company actually declares the payment of dividends. If the board of directors has authorized a dividend but the company has not yet declared such dividend, then the board of directors can rescind such authorization for dividend payments. Once the Company has declared dividend payments, the board of directors cannot rescind its authorization for dividend payments.

Section 5.1(b)(xvi), as proposed to be amended, would read as follows:

(b) Specific Powers and Authority. Subject only to the express limitations herein, including, without limitation, Section 8.2, Article X, Article XI and Article XII, and in addition to all other powers and authority conferred by these Articles of Incorporation or by law, the Board of Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf, the following powers and authorities:

(xvi) Dividends. To authorize the Company to declare and pay Dividends to Stockholders, subject to the provisions of Section 6.6.

Section 6.6(a), as proposed to be amended, would read as follows:

(a) Subject to the preferences and rights of any class or series of Shares, the Board of Directors from time to time may authorize ~~and~~the Company to declare to Stockholders such Dividends, in cash or other assets of the Company, or in securities of the Company or from any other source as the Board of Directors in its discretion shall determine. If the Board of Directors has given general authorization for a Dividend and provides for or establishes a method or procedure for determining the maximum amount of the Dividend, the Board of Directors may delegate to a committee of the Board of Directors or an officer of the Company the power, in accordance with the general authorization, to fix the amount and other terms of the Dividend.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO SECTIONS 5.1(B)(XVI) AND 6.6(A) OF THE CHARTER, INCLUDING ANY NECESSARY CONFORMING CHANGES THERETO

PROPOSAL 2(B)

ELECTION, VACANCIES, RESIGNATION OR REMOVAL OF DIRECTORS AS PROVIDED IN SECTIONS 5.2(C) AND (D) AND 5.6

The second proposed amendment to our Charter would amend Sections 5.2(c) and (d), which currently provide that directors shall be elected and vacancies filled by a plurality of all stockholder votes cast in person or by proxy at an annual meeting. As proposed, amended Sections 5.2(c) and (d) would provide that directors shall be elected and vacancies filled by a majority of the shares entitled to vote generally in the election of directors which are present in person or by proxy at an annual meeting at which a quorum is present. The proposed modification does not substantively change the method of director elections, but rather, conforms to the NASAA Guidelines language. The NASAA Guidelines standard states that a majority of stockholders present in person or by proxy at an annual meeting may vote to elect directors.

Sections 5.2(c) and (d), as proposed to be amended, would read as follows:

(c) Election. Directors shall be nominated by the Board of Directors and elected by the affirmative vote of a ~~plurality of all Stockholder votes cast in person or by proxy at an annual meeting of Stockholders at which a quorum is present, subject to any right of any Preferred Shares with respect to the election of Directors; provided that, the holders of a majority of the Shares outstanding~~majority of the Shares entitled to vote generally in the election of directors which are present in person or by proxy at an annual meeting of Stockholders at which a quorum is present ~~may~~, without the necessity for the concurrence by the Board of ~~Directors, vote to elect the~~ Directors, subject to any right of any Preferred Shares with respect to the election of Directors. Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders, or (if longer) until a successor has been duly elected and qualified or until the earlier death, resignation or removal of such Director. Directors may be elected to an unlimited number of successive terms. Cumulative voting for the election of Directors is prohibited.

(d) Vacancies. If a vacancy in the Board of Directors shall occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of Directors), the vacancy shall be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum of the Board of Directors may exist, or if the Board of Directors calls a special meeting of the Stockholders for the election of a Director to fill the vacancy, by the affirmative vote of a ~~plurality of all Stockholder votes cast~~majority of the Shares present in person or by proxy at such special meeting of Stockholders at which a quorum is present and entitled to vote generally in the election of directors, subject to any right of any Preferred Shares with respect to the election of Directors.

Section 5.6 currently states that a director may be removed from office with or without cause either by a majority of the board of directors or at a meeting of the stockholders called for that purpose. As proposed, amended Section 5.6 would allow the removal of a director solely by the stockholders, as required by both Maryland law and the NASAA Guidelines.

Section 5.6, as proposed to be amended, would read as follows:

Section 5.6. Resignation or Removal. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause ~~either (a) by a majority of the Board of Directors, or (b)~~ at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote generally in the election of directors, subject to any right of any Preferred Shares with respect to the election of Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO SECTIONS 5.2(C) AND (D) AND 5.6 OF THE CHARTER, INCLUDING ANY NECESSARY CONFORMING CHANGES THERETO

PROPOSAL 2(C)

SUITABILITY STANDARDS AS PROVIDED IN SECTION 6.7(A)

The third proposed amendment to our Charter would amend Section 6.7(a), which sets forth the suitability standards for prospective investors. As proposed, amended Section 6.7(a) would be modified to conform to the updated NASAA Guidelines, as adopted on May 7, 2007, which increased the stockholder suitability standards.

Section 6.7(a), as proposed to be amended, would read as follows:

Section 6.7. Suitability Standards.

(a) Subject to suitability standards established by individual states or any higher standards established by the Board of Directors to become a Stockholder in the Company, if the prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account as defined in the Code), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

(i) that such individual (or, in the case of a fiduciary account, that the fiduciary, the beneficiary, the account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $~~45,000~~70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $~~45,000~~70,000; or

(ii) that such individual (or, in the case of a fiduciary account, that the fiduciary, the beneficiary, the account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, home furnishings and automobiles) of not less than $~~150,000.~~250,000.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO SECTION 6.7(A) OF THE CHARTER, INCLUDING ANY NECESSARY CONFORMING CHANGES THERETO

PROPOSAL 2(D)

REMOVAL OF RESTRICTION ON APPRAISAL RIGHTS AS PROVIDED IN SECTION 8.3

This fourth proposed amendment to our Charter would amend Section 8.3, which states that no stockholder shall have any appraisal rights or similar rights. As proposed, amended Section 8.3 would remove this restriction on appraisal rights. Section 8.3 currently conflicts with Section 8.10 of the Charter. Whereas Section 8.3 appears to eliminate the board of directors’ power to grant appraisal rights to stockholders in specific transactions, Section 8.10 permits the board of directors to grant certain appraisal rights to objecting stockholders with respect to a particular transaction.

Section 8.3, as proposed to be amended, would read as follows:

Section 8.3. No Preemptive ~~or Appraisal~~ Rights. Except as may be provided by the Board of Directors in establishing the terms of any class or series of Shares pursuant to Article VI, or as may otherwise be provided to any Stockholder by contract, no Stockholder shall, in such Person’s capacity as a Stockholder, ~~(a)~~ have any preemptive right to purchase or subscribe for any additional Shares of the Company or any other Securities of the Company that the Company may issue or sell ~~or (b) except as expressly required by the Maryland Corporation Law, have any right to require the Company to pay him or her the fair value of his or her Shares in an appraisal or similar proceeding~~.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO SECTION 8.3 OF THE CHARTER, INCLUDING ANY NECESSARY CONFORMING CHANGES THERETO

PROPOSAL 2(E)

REMOVAL OF CERTAIN INVESTMENT LIMITATIONS AS PROVIDED IN SECTION 10.4

The fifth proposed amendment to our Charter would amend Section 10.4, which sets forth certain investment limitations.

Section 10.4(f) currently prohibits us from investing in indebtedness secured by a mortgage on real property which is subordinate to any lien for other indebtedness. As proposed, Section 10.4(f) would be removed in its entirety to allow us to make such investments. The board of directors believes that allowing such investments is beneficial to the Company’s stockholders, as it provides the Company with the flexibility to opportunistically consider and pursue such investments.

Section 10.4(f), as proposed to be amended, would read as follows:

~~(f) The Company shall not invest in indebtedness (“Junior Debt”) secured by a mortgage on real property which is subordinate to any lien for other indebtedness (“Senior Debt”), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company’s Net Assets.~~

(f) [Reserved].

Section 10.4(g) currently mandates that the Company not incur indebtedness if such indebtedness would cause its leverage to exceed 65% of the aggregate value of the Company’s real estate assets, unless approved by a majority of the independent directors. As proposed, Section 10.4(g) would be amended to provide that the Company may not incur indebtedness if such indebtedness would cause its leverage to exceed 300% of the aggregate value of the Company’s net assets, unless approved by a majority of the independent directors. In connection with our pending follow-on offering of common stock, the Commonwealth of Pennsylvania required us to seek this amendment to our Charter as a condition to allowing us to offer and sell securities to Pennsylvania investors. The amended leverage limitation complies with the mandates of the NASAA Guidelines.

Section 10.4(g), as proposed to be amended, would read as follows:

(g) The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Company shall not incur (or enter into an agreement to incur) indebtedness if the incurrence thereof would cause the Company’s Leverage to exceed ~~65~~300% of the aggregate value of ~~the Real Estate~~Net Assets unless approved by a majority of the Independent Directors and disclosed to the Stockholders in the next quarterly report of the Company; provided, that Leverage on individual Real Estate Assets may exceed such limit.

Finally, Section 10.4(n) prohibits the Company from investing in equity securities unless a majority of the Company’s directors not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable. As proposed, Section 10.4(n) would be removed in its entirety to allow us to make such investments. The board of directors believes that allowing such investments is beneficial to the Company’s stockholders, as it provides the Company with the flexibility to opportunistically consider and pursue such investments.

Section 10.4(n), as proposed to be amended, would read as follows:

~~(n) The Company shall not invest in equity securities (other than OP Units and short term investments) unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable.~~

(n) [Reserved].

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENTS TO SECTION 10.4 OF THE CHARTER, INCLUDING ANY NECESSARY CONFORMING CHANGES THERETO

PROPOSAL 2(F)

LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS AS PROVIDED IN SECTION 12.2

The sixth proposed amendment to our Charter would amend Section 12.2, which currently provides that to the maximum extent permitted by Maryland law and subject to the applicable NASAA Guidelines, no director or officer of the Company shall be liable to the Company or the stockholders. As proposed, Section 12.2 would be amended to provide that no director or officer of the Company shall be liable to the Company or the stockholders, subject to the applicable limitations set forth under Maryland law or in the NASAA Guidelines. The Company’s board of directors has determined that this change is necessary to prevent comments from state regulators that might delay the Company’s ability to offer and sell securities in such states pursuant to the pending follow-on offering of common stock.

Section 12.2, as proposed to be amended, would read as follows:

Section 12.2. Limitation of Liability of Directors and Officers. ~~To the maximum extent permitted by~~ Subject to the applicable limitations set forth under Maryland law in effect from time to time ~~and subject to the limitations of~~or Section II.G. of the ~~North American Securities Administrators Association, Inc. Statement of Policy Regarding Real Estate Investment Trusts dated September 29, 1993 (the “~~NASAA REIT Guidelines~~”)~~, no director or officer of the Company shall be liable to the Company or the Stockholders for money damages. Neither the amendment or repeal of this Section 12.2, nor the adoption or amendment of any other provision of these Articles of Incorporation or the Bylaws inconsistent with this Section 12.2 shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or omission that occurred prior to such amendment, repeal or adoption. Notwithstanding anything to the contrary in this Section 12.2, this limitation on liability applies only to the extent that the particular officer or director has satisfied the requirements of Sections 12.3(b)(i) and (ii).

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO SECTION 12.2 OF THE CHARTER, INCLUDING ANY NECESSARY CONFORMING CHANGES THERETO

PROPOSAL 2(G)

INDEMNIFICATION AS PROVIDED IN SECTION 12.3(B)

The seventh proposed amendment to our Charter would amend Section 12.3(b), which currently provides that the Company shall indemnify every indemnitee (defined to include: (1) any present or former director or officer of the Company, (2) any person who while serving in any of the capacities referred to in clause (1) hereof served at the Company’s request as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, (3) any person nominated or designated by (or pursuant to authority granted by) the Directors or any committee thereof to serve in any of the capacities referred to in clauses (1) or (2) hereof, and (4) the Advisor and any Affiliate of the Advisor) to the fullest extent that indemnification is permitted by the Maryland Corporation Law. As proposed, Section 12.3(b) would be amended to remove the language that indemnification will be provided to the fullest extent permitted by the Maryland Corporation Law. The Company’s board of directors has determined that this change is necessary to prevent comments from state regulators that might delay the Company’s ability to offer and sell securities in such states pursuant to the pending follow-on offering of common stock. The absence of the foregoing language will not prevent the Company from providing indemnification to the extent permissible under Maryland law and the NASAA Guidelines.

Section 12.3(b), as proposed to be amended, would read as follows:

(b) Indemnification. Subject to the limitations of Sections 12.3(b)(i) and (ii), the Company shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys’ fees) actually incurred by the Indemnitee in connection with any Proceeding in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 12.3(a)(i) ~~to the fullest extent that indemnification is permitted by the Maryland Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to such amendment) and subject to the limitations of Section II.G. of the NASAA Guidelines~~; provided, however, that in no event shall this sentence enlarge the indemnification permitted below under Sections 12.3(b)(i) and (ii). For purposes of this Article XII, an Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Notwithstanding anything to the contrary in this Section 12.3:

(i) the Company will not indemnify any Indemnitee unless:

(A)	The Indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expense was in the best interests of the Company;
(B)	The Indemnitee was acting on behalf of the Company or performing services for the Company;
(C)	Such liability or loss was not the result of:
(1)	in the case of any Indemnitee other than an Independent Director, negligence or misconduct by the Indemnitee, or
(2)	in the case that the Indemnitee is an Independent Director, gross negligence or willful misconduct by the Indemnitee; and

(D) any indemnification or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders;

(ii) ~~notwithstanding anything to the contrary in Section 12.3(i),~~ the Company will not indemnify any Indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:

(A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee;

(B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or

(C) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for securities law violations.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO SECTION 12.3(B) OF THE CHARTER, INCLUDING ANY NECESSARY CONFORMING CHANGES THERETO

PROPOSAL 2(H)

AMENDMENTS TO THE CHARTER AS PROVIDED IN ARTICLE XIII

The eighth proposed amendment to our Charter would amend Article XIII, which currently provides that the Company may amend the Charter if approved by resolution of the board of directors and approved by the affirmative vote of a majority of all votes entitled to be cast on the matter. As proposed, Article XIII would be amended to provide that any amendments to the Articles of Incorporation are valid only if declared advisable by the board of directors and approved by the affirmative vote of a majority of all votes entitled to be cast on the matter. This change would conform to the requirements set forth in the Maryland Corporation Law.

Article XIII, as proposed to be amended, would read as follows:

Subject to the terms of these Articles of Incorporation, the Company reserves the right from time to time to make any amendment to these Articles of Incorporation, now or hereafter authorized by law. All rights and powers conferred by these Articles of Incorporation on Stockholders, Directors and officers are granted subject to this reservation. Except as otherwise provided in these Articles of Incorporation, and to the extent otherwise permitted by Maryland law, any amendment to these Articles of Incorporation shall be valid only if ~~approved~~declared advisable by resolution of the Board of Directors and approved by the affirmative vote of a majority of all votes entitled to be cast on the matter.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO ARTICLE XIII OF THE CHARTER, INCLUDING ANY NECESSARY CONFORMING CHANGES THERETO

PROPOSAL 2(I)

DURATION OF THE COMPANY AS PROVIDED IN SECTION 15.2

The ninth proposed amendment to our Charter would amend Section 15.2, which currently provides that the Company’s board of directors may dissolve the Company in accordance with the terms set forth in the Charter. As proposed, Section 15.2 would be amended to provide that stockholder approval is required prior to any such dissolution, as mandated by both Maryland law and the NASAA Guidelines.

Section 15.2, as proposed to be amended, would read as follows:

Section 15.2. Dissolution of the Company by the Board of Directors. The Board of Directors may dissolve the Company as provided in Section ~~14.1.~~15.1; provided, however, that such action shall have been approved by the affirmative vote of the holders of not less than a majority of the votes entitled to be cast on the matter.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO ARTICLE 15.2 OF THE CHARTER, INCLUDING ANY NECESSARY CONFORMING CHANGES THERETO

PROPOSAL 2(J)

MISCELLANEOUS, NON-SUBSTANTIVE ITEMS

The following amendments to our Charter are non-substantive and conforming changes that we intend to make if Proposals 2(a) through 2(h) are adopted by our stockholders.

Certain definitions contained in Article II, as proposed to be amended, would read as follows:

“Articles of Incorporation” means the ~~articles of incorporation~~charter of the Company, as amended, restated or supplemented from time to time.

“Dealer Manager” means Prospect Financial Advisors, LLC and Paladin Realty Securities, LLC (f/k/a BroadWall Capital LLC) or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Shares. Prospect Financial Advisors, LLC ~~is a member of the National Association of~~and Paladin Realty Securities ~~Dealers, Inc~~, LLC are members of the Financial Industry Regulatory Authority.

“Dealer Manager Fee” means ~~the~~any dealer manager fee paid to the Dealer Manager pursuant to (i) that certain Dealer Manager Agreement, dated February 28, ~~2005 [as corrected by Certificate of Correction],~~ 2005, among the Company, the Operating Partnership and Prospect Financial Advisors, LLC, our former Dealer Manager ~~or~~(ii) that certain Dealer Manager Agreement dated June 5, 2007, among the Company, the Operating Partnership, Paladin Realty Advisors, LLC and BroadWall Capital LLC, (iii) that certain Amendment to the Dealer Manager Agreement dated February 23, 2008, among the Company, the Operating Partnership, Paladin Realty Advisors, LLC and Paladin Realty Securities, LLC, or (iv) any similar fee paid to any other Dealer Manager in connection with a sale of the Shares.

~~“Junior Debt” is defined in Section 10.4(f).~~

“Listing” means the listing of the Common Shares on a national securities exchange ~~or quotation of the Common Shares on the National Market System of the Nasdaq Stock Market~~.

“NASAA REIT Guidelines” shall mean the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. on May 7, 2007, and in effect on the date of this amendment.

“Roll-up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange ~~or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System~~ for at least 12 months; or (ii) a transaction involving the conversion of the Company into a limited liability company, trust or other association not involving a merger, consolidation or other acquisition or business combination of the Company with, into or by another Person, if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company, compensation to the Advisor or the Sponsor or the investment objectives of the Company.

~~“Senior Debt” is defined in Section 10.4(f).~~

Sections 5.1(b)(x), (xv) and (xxiii), as proposed to be amended, would read as follows:

(x) Valuation of Property. To determine the value of all or any part of any of the assets of the Company (including the Real Estate Assets) and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of any Real Estate Asset, all in accordance with such appraisals or other information as the Board of Directors ~~determine~~determines to be reasonable, in ~~their~~its sole judgment;

(xv) Insurance. To purchase such insurance policies insuring the Company, Directors, Advisors and Affiliates of the Company, the Real Estate Assets, other assets of the Company and other Persons as the Board of Directors ~~deem~~deems advisable or appropriate. Notwithstanding the foregoing, the Board of Directors’ power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable state laws and the ~~North American Securities Administrators’ Association, Inc. Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on September 29, 1993.~~ NASAA REIT Guidelines.

(xxiii) Further Powers. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which ~~they deem~~it deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Articles of Incorporation, even if such powers are not specifically provided hereby.

Section 5.2, as proposed to be amended, would read as follows:

(a) Number. The number of Directors as of the date of these Second Articles of Amendment and Restatement shall be seven. The number of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Company, and may be increased or decreased from time to time in the manner prescribed in the Bylaws; provided, however, that the number of Directors shall never be fewer than three nor more than fifteen.

(b) Initial Directors. The names of the Directors as of the date of these Second Articles of Amendment and Restatement, each of whom shall serve until their successors are duly elected and qualified, are:

James R. Worms

Michael B. Lenard

John A. Gerson

Harold H. Greene

Harvey Lenkin

Michael L. Meyer

Christopher H. Volk

Section 5.7, as proposed to be amended, would read as follows:

Section 5.7. ~~Determination of Best Interests of Company.~~ Determinations by Board. In determining what is in the best interests of the Company, including, but not limited to, a transaction involving a change of control of the Company, a Director shall consider the interests of the Stockholders and, in his or her sole and absolute discretion, may consider any other factors, interests, or effects allowed by the Maryland Corporation Law or other applicable law.

Section 6.1, as proposed to be amended, would read as follows:

Section 6.1. Authorized Shares. The total number of shares of capital stock (the “Shares”) that the Company has authority to issue is 850,000,000, consisting of (a) 750,000,000 shares of common stock, $0.01 par value per share (“Common Shares”), and (b) 100,000,000 shares of preferred stock, $0.0l par value per share (“Preferred Shares”). All Shares will be fully paid and nonassessable when issued. To the extent permitted by the Maryland Corporation Law, the Board of Directors may amend these Articles of Incorporation to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Company is authorized to issue, without any action by the Stockholders. In accordance with the Maryland Corporation Law, the Board of Directors may classify or reclassify any authorized but unissued Shares from time to time by setting or changing the preferences, voting, conversion or other rights, restrictions, limitations as to Dividends, qualifications or terms or conditions of redemption applicable to such Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Shares such number of Shares as shall from time to time be sufficient to effect the redemption of the outstanding OP Units not owned by the Company pursuant to Section 8.6 of the OP Partnership Agreement. The Company shall issue Shares upon the redemption of such OP Units in accordance with the terms of the OP Partnership Agreement. All Shares shall be personal property entitling the Stockholders only to those rights provided in these Articles of Incorporation or designated by the Board of Directors in accordance with these Articles of Incorporation. The Stockholders shall have no interest in the property of the Company and shall have no right to compel any partition or division of the Company, or dividend or distribution of the Company’s assets, except as specifically set forth in these Articles of Incorporation. All Stockholders are subject to the provisions of these Articles of Incorporation and the Bylaws.

Section 7.9, as proposed to be amended, would read as follows:

Section 7.9. Exception. The Board of Directors, in the exercise of its sole and absolute discretion, may exempt, prospectively or retroactively, from the operation of Section 7.2 certain specified Shares proposed to be Beneficially Owned by a Person who has provided the Board of Directors with such evidence, undertakings and assurances as the Board of Directors may require that such Beneficial Ownership of the specified shares will not prevent the continued qualification of the Company as a REIT under the Code and the regulations thereunder. The Board of Directors may, but shall not be required to, condition the grant of any such exemption upon the obtaining of an opinion of counsel, a ruling from the Internal Revenue Service, or such other assurances as the Board of Directors may deem to be satisfactory.

Section 9.2(b)(ix), as proposed to be amended, would read as follows:

(ix) other factors related to managing a public company, such as ~~stockholder~~stockholder services and support, compliance with federal and state securities laws, including the Sarbanes-Oxley Act of 2002.

Section 14.2(d), as proposed to be amended, would read as follows:

Section 14.1. Authority of Directors. Subject to the provisions of any class or series of Shares at the time outstanding, the Board of Directors shall have the power to:

(a)	merge the Company into another entity or otherwise cause a reorganization of the Company;

(b)	consolidate the Company with one or more other entities into a new entity;

(c)	sell or otherwise dispose of all or substantially all of the Company’s assets; or

(d)	dissolve or liquidate the Company;

provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the votes entitled to be cast on the matter. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties. For purposes of this Section 14.1, the term “reorganization” means a reorganization of the Company of the type that would require an amendment to these Articles of Incorporation (other than an amendment that would not require ~~stockholder~~stockholder approval pursuant to Article XIII hereof).

Section 14.2(b), as proposed to be amended, would read as follows:

(b)	The Company is prohibited from participating in any proposed Roll-Up Transaction:

(i) that would result in the Stockholders having voting and other rights in a Roll-Up Entity that are less than the rights provided for in Sections 6.5(b), 8.1, 8.2, 8.7, 8.8, 8.9 and 12.1;

(ii) that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or that would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(iii) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.7 and 8.8; or

(iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is ~~not approved~~rejected by the Stockholders.

Section 16.2, as proposed to be amended, would read as follows:

Section 16.2. Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Company if executed by the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (a) the number or identity of Directors, officers of the Company or Stockholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Directors or Stockholders; (d) a copy of these Articles of Incorporation or of the Bylaws as a true and complete copy as then in force; (e) an amendment to these Articles of Incorporation; (f) the ~~termination~~dissolution of the Company; or (g) the existence of any fact relating to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Company on its behalf or by any officer, employee or agent of the Company.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE MISCELLANEOUS AMENDMENTS OF THE CHARTER, INCLUDING ANY NECESSARY CONFORMING CHANGES THERETO

ADDITIONAL INFORMATION

Stockholder Proposals

To be considered for inclusion in the proxy statement for our 2009 Annual Meeting, stockholder proposals, including the nomination of a director, must be submitted in writing by December 31, 2008. Any stockholder proposal not received by the Company by March 16, 2009, will be considered untimely and, if presented at the 2009 Annual Meeting of Stockholders, the holders of the proxies solicited by the Board of Directors in connection with the 2009 Annual Meeting may vote such proxies in their discretion in accordance with Exchange Act Rule 14a-4(c). All written proposals should be submitted to Michael B. Lenard, 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024.

In addition, nominations by stockholders of candidates for director and proposals by stockholders (whether or not submitted pursuant to the Exchange Act Rule 14a-8 process) must be submitted in accordance with our bylaws. Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice (including certain specified information) generally must be delivered to our secretary, at our principal executive office, not less than 90 nor more than 120 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting. Accordingly, under our current bylaws, a stockholder nomination or proposal intended to be considered at our 2009 Annual Meeting must be received by our secretary after December 31, 2008 and prior to January 30, 2009. Our secretary will provide a copy of our bylaws upon written request and without charge.

Stockholder Communications with our Board of Directors

Our board of directors has adopted a formal process by which stockholders may communicate with our board. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to Michael B. Lenard, Attention: Board of Directors, 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024.

Solicitation by Board; Expenses of Solicitation

This proxy is solicited on behalf of the board of directors of the Company. Our directors, officers and employees of our advisor may solicit proxies by telephone or in person, without additional compensation. We will pay for the expense of soliciting proxies, including the fees and expenses of brokers and other nominees who forward proxies and proxy materials to our stockholders so they can vote their shares. We have retained Morrow & Co., Inc. to aid in the solicitation of proxies. We will pay Morrow & Co., Inc. fees and expenses of approximately $8,000 relating to the proxy solicitation.

Availability of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, which contains audited financial statements and footnote disclosures as filed with the SEC (but not including documents incorporated by reference), is being mailed to each stockholder of record together with this proxy statement. The 2007 Annual Report on Form 10-K is not a part of our soliciting materials.

ANY STOCKHOLDER WHO HAS NOT RECEIVED A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR WOULD LIKE ADDITIONAL COPIES, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST TO: PALADIN REALTY INCOME PROPERTIES, INC., ATTENTION: INVESTOR RELATIONS, 10880 WILSHIRE BOULEVARD, SUITE 1400, LOS ANGELES, CALIFORNIA 90024, BY CALLING 866-PAL-REIT OR ARE AVAILABLE ON OUR WEBSITE AT WWW.PALADINREIT.COM.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PALADIN REALTY INCOME PROPERTIES, INC.

P R O X Y

The undersigned hereby appoints James R. Worms and Michael B. Lenard, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to attend the Annual Stockholders Meeting to be held at 10880 Wilshire Boulevard, Los Angeles, California, on Thursday, June 19, 2008 at 10:00 a.m., local time, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for director and “for” each of the other proposals as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the proxy holder’s discretion upon other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If you wish to vote in accordance with the recommendations of the board of directors, all you need to do is sign and return this card. The proxies cannot vote your shares unless you sign, date and return this proxy card.

(Continued and to be dated and signed on reverse side)

SEE REVERSE SIDE

TO VOTE BY MAIL, PLEASE DETACH HERE

[GRAPHIC APPEARS HERE]

PALADIN

REALTY

INCOME

PROPERTIES, INC.

Admission Card

You should bring this Admission Card to the 2008 Annual Meeting to be admitted. Only the stockholder whose name appears on this card will be admitted. Due to space limitations, admission to the 2008 Annual Meeting will be on a first-come, first-served basis. Registration will begin at 9:00 A.M.

PALADIN REALTY INCOME PROPERTIES, INC.

2008 ANNUAL STOCKHOLDERS MEETING THURSDAY, JUNE 19, 2008, 10:00 A.M., LOCAL TIME

10880 WILSHIRE BOULEVARD, SUITE 1400 LOS ANGELES, CALIFORNIA 90024

Detach and return Proxy Card; retain Admission Card

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 AND FOR ITEMS 2(A) THROUGH 2(J)

Please mark

vote as

indicated in X

this example

1. Election of Directors

FOR all WITHHOLD AUTHORITY nominees to vote for all nominees EXCEPTIONS

Nominees: listed below listed below

(01) James R. Worms (02) Michael B. Lenard (03) John A. Gerson (04) Harold H. Greene (05) Harvey Lenkin (06) Michael L. Meyer (07) Christopher H. Volk

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “EXCEPTIONS” box and write that nominee’s name in the space provided below.)

*EXCEPTIONS:

2. Approval of Charter Amendments

FOR AGAINST ABSTAIN

2A—Specific Powers and Authority of the Board of Directors

2B—Election, Vacancies, Resignation or Removal of Directors

2C—Suitability Standards

2D—Removal of Restriction on Appraisal Rights

2E—Removal of Certain Investment Limitations

FOR AGAINST ABSTAIN

2F—Limitation of Liability of Directors and Officers

2G—Indemnification

2H—Amendments to the Charter

2I —Duration of the Company

2J—Certain Miscellaneous, Non-Substantive Items

3. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Date: , 2008

Signature

Signature (if held jointly)

Please sign EXACTLY as your name(s) appears hereon. If shares are held jointly, each joint owner should sign. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the stockholder is a corporation or partnership, please sign the full corporate or partnership name by a duly authorized person.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE BY MAIL, PLEASE DETACH HERE

This proxy, if properly executed and delivered, will revoke all prior proxies.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.